Exhibit 99.1

MESTEK, INC.

260 North Elm Street, Westfield, MA 01085 (413) 568-9571 www.mestek.com

Contact: John E. Reed

Westfield Massachusetts	(413) 568-9571

April 14, 2006

Mestek, Inc. (the “Company”) today announced that, on April 12, 2006 each of the members of the Company’s Board of Directors were notified of a lawsuit brought against them entitled Alan Kahn v. John E. Reed, et al., filed on April 10, 2006 in the Commonwealth of Massachusetts Superior Court in Hampden County, Civil Action No. 06-350. The lawsuit is related to the Company’s previously announced intention to enter into a “going private” transaction.

The lawsuit alleges that the Directors of the Company breached their fiduciary duties to the public shareholders of the Company with respect to the process, structure and stock repurchase valuation associated with the proposal to take the Company private and de-list trading of Company stock on the New York Stock Exchange. The plaintiff in the suit seeks, among other things, to obtain class action certification and injunctive relief, as well as unspecified damages, and fees, expenses and costs to the plaintiff and his counsel.

The Company understands that the Directors intend to vigorously defend the action.

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Mestek to control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect Mestek’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Mestek (or entities in which Mestek has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Mestek undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.